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                                                                    Exhibit 99.1


                WRITTEN COMPENSATION AGREEMENT WITH SHERMAN TUAN


               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

INCENTIVE STOCK OPTION AGREEMENT

        This Stock Option Agreement is made and entered into this 12th day of June, 1998, in full replacement of the Stock Option Agreement dated March 8, 1996 pursuant to the AboveNet Communications, Inc. 1996 Stock Option Plan (the "Plan"). The Committee administering the Plan has selected Sherman Tuan ("the Optionee") to receive the following grant of an incentive stock option ("Stock Option") to purchase shares of the common stock of AboveNet Communications, Inc. (the "Corporation"), on the terms and conditions set forth below to which Optionee accepts and agrees:

1.      Stock Options Granted


        No. of Shares Subject to Option        700,000
                                       -----------------------------------------

        Date of Grant                          March 8, 1996
                     -----------------------------------------------------------

        Vesting Commencement Date              February 1, 1996
                                 -----------------------------------------------

        Exercise Price Per Share               $0.01
                                ------------------------------------------------

        Expiration Date                        March 7, 2006
                       ---------------------------------------------------------

2. The Stock Option is granted pursuant to the Plan to purchase the number of shares of authorized but unissued common stock of the Corporation specified in Section 1 hereof (the "Shares"). The Stock Option shall expire, and all rights to exercise it shall terminate on the Expiration Date, except that the Stock Option may expire earlier as provided in the Plan. The number of shares, subject to the Stock Option granted hereunder shall be adjusted as provided in the Plan.

3. The Stock Option shall be exercisable in all respects in accordance with the terms of the Plan which are incorporated herein by this reference. Optionee acknowledges having received and read a copy of the Plan. All shares of the Corporations's common stock issued pursuant to the exercise of this Stock
Option shall be subject to the Corporation's Right of First Refusal as set forth in Sections 11 of the Plan.

4. Optionee shall have the right to exercise the Stock Option in accordance with the following schedule:

        4.1 The Stock Option may not be exercised in whole or in part at any time prior to the end of the first semiannual calendar period (semiannual calendar period" shall mean six (6) continuous calendar months) following the Vesting Commencement Date.

        4.2 Optionee may exercise the Stock Option as to one eighth (1/8th) of the Shares at the end of 1st full semiannual calendar period following the Vesting Commencement Date.

        4.3 Optionee may exercise the Stock Option as to an additional one eighth (1/8th) of the Shares at the end of each of the full semiannual calendar period of employment which Optionee completes with the Company commencing with the 2nd full semiannual calendar period following the Vesting Commencement Date.

        4.4 The right to exercise the Stock Option shall be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.

5. The Optionee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of the Stock Option and the sale or other disposition of the common stock of the Corporation received pursuant to the exercise of such Stock Option. The Stock Option shall not become exercisable unless and until the shares exercisable under the Stock Option have been qualified under the California Corporate Securities Law of 1968 pursuant to a permit application filed with the California Department of Corporations or unless the exercise is otherwise exempt from the qualification requirements of such law. The Stock Option is conditioned upon the Optionee's representation, which Optionee hereby confirms as of the date hereof and which Optionee must confirm as of the date of any exercise of all or part of the Stock Option, that:

        6.1 Optionee understands that both this Stock Option and any shares purchased upon its exercise are securities, the issuance of which require compliance with state and federal securities laws;

        6.2 Optionee understands that the securities have not been registered under the Securities Act of 1933 (the "Act") in reliance upon a specific exemption contained in the Act which depends upon Optionee's bona fide investment intention in acquiring these securities; that Optionee's intention is to hold these securities for Optionee's own benefit for an indefinite period; that Optionee has no present intention of selling or transferring any part thereof


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(recognizing that the Stock Option is not transferable) and that certain restrictions may exist on transfer of the shares issued upon exercise of the Stock Option;

           6.3 Optionee understands that the shares issued upon exercise of this Stock Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 701 and Rule 144, two exemptions from registration which may be available, are only available after the satisfaction of certain conditions and require the presence of a U.S. public market for such shares; that no certainty exists that a U.S. public market for the shares will exist, and that otherwise Optionee may have to sell the shares pursuant to another exemption from registration which exemption may be difficult to satisfy; and

           6.4 The Corporation shall not be under any obligation to issue any shares upon the exercise of this Stock Option unless and until the Corporation has determined that:

           (a) it and Optionee have taken all actions required to register such shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

           (b) any applicable listing requirement of any F stock exchange on which such shares are listed has been satisfied; and

           (c) all other applicable provisions of state and federal law have been satisfied.


           7. By signing this agreement, Optionee hereby declares under penalties of perjury that to the best of his/her knowledge and belief, the following is correct and complete:

           7.1 Optionee is the holder of a stock option (the "Option") granted to Optionee described above in this agreement.

           7.2 Optionee hereby certifies that the Stock Option Agreement evidencing the Option (the "Agreement") was issued but contained an error in the vesting schedule. Optionee hereby agrees to immediately deliver the Agreement to the Company.

           7.3 Optionee agrees that the Agreement will be deemed to have been surrendered for cancellation on the date hereof and releases the Company from any and all liability under the Agreement.

           7.4 Optionee further agrees to defend and indemnify the Company and hold the Company harmless from any damage or loss caused by or in any way relating to the loss of the Agreement or the issuance of a new agreement replacing the Agreement.

           7.5 Optionee further certifies that Optionee has not assigned or transferred the Option or any rights thereunder to any other person.

           7.6 Optionee hereby authorizes any officer of the Company to issue this new agreement evidencing the Option to Optionee in order to replace the inaccurate Agreement.

                IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.


OPTIONEE                 AboveNet Communications, Inc.

/s/ SHERMAN TUAN         By: /s/ WARREN J. KAPLAN
---------------------        -------------------------
(signature)                 (signature)

Address:                 Its: President & COO
                             -------------------------
1927 Wellington Dr.
Milpitas, CA 95035

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NOTICE OF EXERCISE



AboveNet Communications Inc.
Corporate Secretary

Date of Exercise: 6/30/98

Dear Corporate Secretary:

                This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

                Type of option:                        Nonstatutory Stock Option
                                                                                     ---
                                                       Incentive Stock Option         X
                                                                                     ---
                                                       (Please check your option type)

                Stock option granted:                  March 8, 1996
                (See your stock option agreement)

                Number of shares as to which option
                is exercised:                          350,000

                Certificates to be issued in name of:  Sherman Tuan

                Total exercise price:                  $0.01/share

                Cash payment delivered herewith:       $3,500

                By this exercise, I agree (i) to sign the Common Stock Purchase Agreement with the Company (ii) to provide such additional documents as you may require pursuant to the terms of the 1996 Stock Option Plan, and (iii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option.

                I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

                I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws.

                I further acknowledge that the Shares I receive through the exercise of my stock option is subject to the restriction of First Right of Refusal as provided in the Common Stock Purchase Agreement between myself and the Company.

                I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or l5(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

                I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any


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legends reflecting restrictions pursuant to the Company's Articles of
Incorporation, Bylaws and/or applicable securities laws.

                I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act (the "Effective Date") as may be requested by the Company or the representative of the underwriters. For purposes of this restriction I will be deemed to own securities that (i) are owned directly or indirectly by me, including securities held for my benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by me within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for my brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which I am a shareholder, partner or beneficiary, but only to the extent of my proportionate interest therein as a shareholder, partner or beneficiary thereof I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                   Very truly yours,


                                   OPTIONEE


                                   /s/ Sherman Tuan
                                   ---------------------------------------------

                                   Name: Sherman Tuan
                                         ---------------------------------------
                                         (Type or Print Name)